UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2009

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2009, TranSwitch Corporation, a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale (the “Offering”) of up to 1,950,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Common Stock Purchase Agreement requires the Company to issue and sell, and Seaside to purchase, up to 75,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions, beginning on January 4, 2010 (the “Initial Closing”) and ending on or about the date that is fifty (50) weeks subsequent to the Initial Closing.   The offering price of the Common Stock at each closing is an amount equal to the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten consecutive trading days immediately prior to a Closing Date multiplied by 0.875 and (ii) the VWAP for the trading day immediately prior to a Closing Date multiplied by 0.90.

In the event that the 3-Day VWAP, as defined in the Common Stock Purchase Agreement, does not equal or exceed $1.00 (the “Floor”), as calculated with respect to any subsequent closing date, then such subsequent closing will not occur, and there will be one fewer subsequent closing and the aggregate number of Shares to be purchased under the Common Stock Purchase Agreement will be reduced by 75,000 shares for each subsequent closing that does not occur because the Floor has not been reached.

The Common Stock Purchase Agreement provides that the Company may, upon ten days’ prior written notice to Seaside, terminate the Common Stock Purchase Agreement after the fifth subsequent closing (i.e., after six closings) but prior to the sixth subsequent closing.  The Common Stock Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.

The Company has agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the issuance and sale of the Shares under the Common Stock Purchase Agreement.

The price per share for the Initial Closing was $1.6025, and the Company raised gross proceeds of approximately $120,000 at such Closing, before estimated offering expenses of approximately $33,545.  The amounts to be raised in subsequent closings are not estimable as of the date of this Current Report on Form 8-K.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-162609), which was declared effective by the Securities and Exchange Commission on October 28, 2009.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

On January 4, 2010, the Company issued a press release announcing the Common Stock Purchase Agreement and Initial Closing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Common Stock Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description is qualified in its entirety by reference to the Common Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the Shares it may purchase under the Common Stock Purchase Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch Corporation and Seaside 88, LP.

99.1	Press release dated January 4, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

January 4, 2010	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Common Stock Purchase Agreement dated December 31, 2009 by and between TranSwitch Corporation and Seaside 88, LP.

Exhibit 99.1	Press release dated January 4, 2010.